Exhibit 99.1
FOR IMMEDIATE RELEASE
ARLINGTON TANKERS ANNOUNCES UNAUDITED
THIRD QUARTER 2008 RESULTS
Company Declares Cash Dividend of $0.57 Per Share
HAMILTON, BERMUDA — October 21, 2008 — Arlington Tankers Ltd. (NYSE: ATB) today announced financial results for the third quarter ended September 30, 2008. For the quarter ended September 30, 2008, the Company’s total revenues were $17.9 million, consisting of $16.7 million in basic vessel charter hire and $1.2 million in additional charter hire that the Company received under its profit sharing arrangements.
Arlington’s Board of Directors has declared a cash dividend of $0.57 per share. The dividend is payable on November 4, 2008 to shareholders of record at the close of business on October 31, 2008.
Third Quarter Results
The additional charter hire earned during the third quarter of 2008 was derived from profit sharing arrangements under the time charters of the Company’s V-MAX, Panamax and Product tankers. Of the $1.2 million in additional charter hire, $700,000 was attributed to profit sharing for the two V-MAX vessels. The remaining $500,000 was attributed to additional charter hire from the Company’s two Panamax tankers. For these two vessels, the average time charter equivalent rates under the Company’s profit sharing agreements over the preceding twelve months were in excess of contractual minimum levels.
The Company’s operating expenses during the third quarter of 2008, including depreciation costs of $3.9 million and administrative expenses of $2.7 million were $11.8 million. Included in the $2.7 million of administrative expenses are $2.3 million of expenses incurred in connection with the Company’s pending merger with General Maritime Corporation. These merger costs were funded with a portion of the Company’s interest rate swap benefit realized in 2005 that had not been previously distributed to shareholders. The Company’s interest expense, net of interest income for the third quarter of 2008, was $3.4 million. This expense represents interest under the Company’s $229.5 million, secured credit facility with The Royal Bank of Scotland plc.

The Company’s net income for the third quarter of 2008 was decreased by an unrealized loss of approximately $270,000, representing the change in the fair value of the Company’s interest rate swap arrangement related to its secured credit facility with The Royal Bank of Scotland plc. As a result, the Company’s net income for the third quarter of 2008 was $2.4 million, or $0.16 per share. Excluding the expenses incurred in connection with the pending General Maritime merger and the effect of the unrealized loss on the interest rate swap, the Company’s net income for the third quarter of 2008 was $4.9 million, or $0.32 per share.
General Maritime Merger Update
On August 5, 2008, the Company entered into a definitive agreement with General Maritime whereby the two companies will combine in a stock-for-stock combination. Under the terms of the definitive agreement, shareholders of General Maritime will receive 1.340 shares of the combined company for each share of General Maritime held, and shareholders of Arlington Tankers will receive one share of the combined company for each share of Arlington Tankers held. The completion of the proposed merger remains subject to approval by the shareholders of Arlington and General Maritime, and certain other conditions. The transaction is expected to be completed by the end of the fourth quarter of 2008.
“We continue to be very excited about our pending combination with General Maritime,” said Edward Terino, Chief Executive Officer, President and Chief Financial Officer of Arlington. “We believe that the merger will provide Arlington’s shareholders the opportunity to participate in the potential increased future value of a larger company with an attractive business profile. The combined company will have a young, diverse fleet of vessels, a management team with experience in consolidations and a strong platform for long-term dividend and fleet growth. Following the merger, the combined company is expected to follow a partial dividend payout with an initial cash dividend target of $2.00 per share annually. Benefits of the combined company also include a charter revenue stream of approximately $450 million under contract through 2013, and estimated cash cost savings of $7.5 million expected to be realized in the first year of post-closing operations.”
Business Update
All of Arlington’s eight vessels are currently trading on time charter contracts to subsidiaries of Stena AB and Concordia Maritime AB. The charters have terms that expire at various dates, with the charters for four vessels expiring in 2009, the charters for two vessels expiring in 2010 and the charters for two vessels expiring in 2011. All of the charter contracts also include options to extend the terms of the charters. During the second quarter of 2008, the Company announced that Stena had exercised the first of its three one-year options for the Stena Companion and Stena Concord, and its 30-month options for the Stena Contest and Stena Concept.
Each charter contract provides for fixed-rate basic charter hire during the operating period. In addition to the fixed-rate basic charter hire, the Company’s two V-MAX vessels, two Panamax tankers and two of the Company’s four Product tankers currently have the possibility of receiving additional charter hire from the time charterers through profit sharing arrangements related to the performance of the tanker markets on specified geographic routes, or from actual time charter rates. As a result of Stena’s exercise of the option to extend the charters for the Stena Contest and Stena Concept, these vessels will have the possibility of receiving additional charter hire during the 30-month period from January 5, 2009 through July 4, 2011. Tanker freight rates are volatile and additional charter hire for the Panamax and Product tankers is not guaranteed. The Company’s two V-MAX vessels are receiving additional hire from the time charterers through profit sharing arrangements based on sub-charters with Sun International and Eiger Shipping, SA, an affiliate of the shipping branch of LukOil International Trading and Supply Company. During the third quarter of 2008, the two-year sub-charter with Eiger Shipping, SA, for the Stena Vision commenced.
Mr. Terino added, “We are very pleased with overall results for the third quarter of 2008. Despite the recent turmoil in the financial markets and declines in share prices across the shipping sector, Arlington delivered on its dividend guidance. In addition, our profit sharing arrangements generated positive cash flows for dividend distribution for the sixteenth consecutive quarter since we commenced operations in 2004.”
Dividend Policy
Arlington has paid quarterly cash dividends in amounts substantially equal to the charter hire revenues received, less cash expenses and any adjustments for cash reserves established or drawn down by the Company’s Board of Directors.
The Company is not providing dividend guidance for the remainder of 2008 because future dividends will be the responsibility of the combined company in the pending combination with General Maritime, assuming the transaction closes before the end of 2008.
Use of Non-GAAP Financial Measures
This press release includes a presentation of a non-GAAP financial measure of net income excluding the expenses incurred in connection with the pending General Maritime merger and the effect of an unrealized loss representing the change in the fair value of the Company’s interest rate swap arrangement related to its secured credit facility with The Royal Bank of Scotland plc., which effectively fixes the interest rate of the Company’s debt. The Company’s management believes that this non-GAAP financial measure provides useful information to investors because it excludes the effects of one-time cash transaction costs and excludes the effects of unrealized gains and losses, which are non-cash items that may change from quarter to quarter. Management believes that the cash transaction costs and the unrealized gains and losses in the fair value of the Company’s interest rate swap arrangement related to its secured credit facility with The Royal Bank of Scotland plc. are not necessarily representative of underlying trends in the Company’s performance and their exclusion provides individuals with additional information to compare the Company’s results over multiple periods. The Company uses this non-GAAP financial measure internally to focus management on period-to-period changes in the Company’s core business.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure and reconciles the non-GAAP financial measure described above to GAAP net income.
Arlington Tankers Ltd.
(In thousands, except per share data)

	Three Months		Nine Months
	Ended Sept. 30,		Ended Sept. 30,
	2008	2007	2008	2007

Net income (loss) (GAAP)	$2,421	($41)	$11,458	$12,343

Transaction costs	2,253	—	2,571	—

Unrealized loss on interest rate swap	269	4,955	99	2,624

Net income (non-GAAP)	$4,943	4,914	$14,128	$14,967

Basic and diluted net income (loss) per share:
GAAP	$0.16	($0.00)	$0.74	$0.80

Non-GAAP	$0.32	$0.32	$0.91	$0.97

Shares used in per share calculations:
Basic and diluted	15,500,000	15,500,000	15,500,000	15,500,000
About Arlington Tankers
Arlington Tankers Ltd. is an international, seaborne transporter of crude oil and petroleum products. Arlington’s fleet consists exclusively of eight, modern double-hulled vessels and is one of the youngest tanker fleets in the world, with an average vessel age of approximately 5.0 years. The fleet consists of two V-MAX tankers, which are specially designed very large crude carriers, two Panamax tankers and four Product tankers. All of the Company’s vessels are employed on long-term time charters. The Company was incorporated in Bermuda in September 2004. The Company completed its initial public offering on the New York Stock Exchange on November 10, 2004.
Safe Harbor Statement
This press release contains certain forward-looking statements and information relating to the Company that are based on beliefs of the Company’s management as well as assumptions made by the Company and information currently available to the Company, in particular the statements regarding the Company’s expectations as to the completion of the pending combination transaction with General Maritime and the effects thereof, the declaration, payment and estimated amount of future dividends, the market rates which pertain to the Company’s spot trading vessels, additional hire that may be earned in the future, and the exercise by the charterers of options to extend the terms of the charters of certain of the Company’s vessels. When used in this press release, words such as “believe,” “intend,” “anticipate,” “estimate,” “project,” “forecast,” “plan,” “potential,” “will,” “may,” “should,” and “expect” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. All statements in this document that are not statements of historical fact are forward-looking statements.
The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Many important factors could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others: the possibility that the Company’s pending combination transaction with General Maritime may not be completed, the possibility that the Company may not pay dividends, the highly cyclical nature of the tanker industry, global demand for oil and oil products, the number of newbuilding deliveries and the scrapping rate of older vessels, terrorist attacks and international hostilities, and compliance costs with environmental laws and regulations. These and other risks are described in greater detail in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the United States Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements included in this press release. The Company does not intend, and does not assume any obligation, to update these forward-looking statements.
Important Additional Information will be filed with the SEC
In connection with the Company’s pending combination transaction with General Maritime, Galileo Holding Corporation has filed a Registration Statement on Form S-4 with the SEC, and one amendment thereto, which includes a preliminary Joint Proxy Statement/Prospectus. The Company and General Maritime will mail to their respective shareholders the definitive Joint Proxy Statement/Prospectus in connection with the proposed transaction. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus regarding the proposed transaction carefully because it contains important information about the Company, General Maritime, the proposed transaction and related matters. You may obtain a free copy of the Joint Proxy Statement/Prospectus and other related documents filed by the Company, General Maritime and Galileo Holding with the SEC at the SEC’s website at www.sec.gov. The Joint Proxy Statement/Prospectus and the other documents may also be obtained for free by accessing the Company’s website at www.arlingtontankers.com or by accessing General Maritime’s website at www.generalmaritimecorp.com.
The Company and General Maritime, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officer is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 23, 2008, which are filed with the SEC. Information regarding General Maritime’s directors and executive officers is contained in General Maritime’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 11, 2008, which are filed with the SEC. In addition, Peter C. Georgiopoulos, currently the Chairman, President and Chief Executive Officer of General Maritime, will receive benefits from General Maritime in connection with the executive transition discussed in the Joint Proxy Statement/Prospectus, and General Maritime is discussing with Edward Terino, currently the Chief Executive Officer, President, and Chief Financial Officer of the Company, a consulting arrangement for assistance in the post-closing transition period. Furthermore, the Board of Directors of the Company is contemplating an award of a bonus to Mr. Terino in the amount of $750,000. A more complete description of any such arrangements is available in the Registration Statement and the Joint Proxy Statement/Prospectus.
Contact:
Arlington Tankers Ltd.
Edward Terino, President, Chief Executive Officer and Chief Financial Officer
203-221-2765

Arlington Tankers Ltd.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Sept. 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007

Revenue	$17,851	$17,512	$52,847	$52,630

Operating expenses:
Vessel operating expenses	5,138	4,937	15,568	14,901
Depreciation	3,891	3,861	11,501	11,456
Administrative expenses	2,748	564	4,205	1,707

Total operating expenses	11,777	9,362	31,274	28,064

Operating income	6,074	8,150	21,573	24,566

Other income (expenses):
Interest income	68	216	266	645
Interest expense	(3,452)	(3,452)	(10,282)	(10,244)
Unrealized loss on interest rate swap	(269)	(4,955)	(99)	(2,624)

Other (expenses), net	(3,653)	(8,191)	(10,115)	(12,223)

Net income (loss)	$2,421	($41)	$11,458	$12,343

Net income (loss) per share	$0.16	($0.00)	$0.74	$0.80

Weighted average shares outstanding	15,500,000	15,500,000	15,500,000	15,500,000

Arlington Tankers Ltd.
Condensed Consolidated Balance Sheets
(In thousands)

	Sept. 30, 2008	Dec. 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,268	$6,274
Short-term investments	—	12,500
Accounts receivable	1,167	304
Prepaid expenses and accrued income	92	184
Total current assets	16,527	19,262

Vessels, net	317,829	329,330
Deferred debt issuance costs	539	717

Total assets	$334,895	$349,309

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$2,804	$451
Unearned revenue	3,409	5,693

Total current liabilities	6,213	6,144

Interest rate swap agreement at fair value	7,552	7,453
Long term debt	229,500	229,500

Total liabilities	243,265	243,097

Shareholders’ equity	91,630	106,212

Total liabilities and shareholders’ equity	$334,895	$349,309